UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                            and Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the Appropriate Box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Materials Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12


                           CENTRAL FREIGHT LINES, INC.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required
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    (1) Title of each class of securities to which transaction applies:     N/A
    (2) Aggregate number of securities to which transaction applies:        N/A
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which
        the filing fee is calculated and state how it was determined):      N/A
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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                           CENTRAL FREIGHT LINES, INC.
                              5601 West Waco Drive
                                Waco, Texas 76710

                        ________________________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 19, 2004
                        ________________________________


To our Stockholders:

     You are cordially invited to attend the 2004 Annual Meeting of Stockholders (the "Annual Meeting") of CENTRAL FREIGHT LINES, INC. (the "Company") to be held at 1:00 P.M., Phoenix time, on May 19, 2004, at the Hilton Phoenix Airport, 2435 South 47th Street, Phoenix, Arizona 85034. The purposes of the Annual Meeting are:

     1. To consider and act upon a proposal to elect six (6) directors of the Company;

     2. To consider and act upon a proposal to approve the Company's 2004 Employee Stock Purchase Plan; and

     3. To consider and act upon such other matters as may properly come before the Annual Meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on March 31, 2004, as the Record Date for determining those stockholders who are entitled to receive notice of and vote at the Annual Meeting or any adjournment of that meeting. Shares of the Company's Common Stock can be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy. A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2003, which includes audited consolidated financial statements, is enclosed.

     YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO PROMPTLY DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

                                    By Order of the Board of Directors,



                                    Jeffrey A. Hale
                                    Secretary
Waco, Texas
April 23, 2004

                                TABLE OF CONTENTS


         GENERAL INFORMATION............................................. 1
           Proxies and Voting............................................ 1
           Right to Attend Annual Meeting; Revocation of Proxy........... 2
           Costs of Solicitation......................................... 2
           Annual Report................................................. 2
           How To Read This Proxy Statement.............................. 2
         PROPOSAL ONE - ELECTION OF DIRECTORS............................ 3
         CORPORATE GOVERNANCE............................................ 5
           Board of Directors............................................ 5
           Committees of the Board of Directors.......................... 5
           Report of the Audit Committee................................. 6
           Director Compensation......................................... 9
           Executive Officers of the Company.............................10
           Code of Conduct and Ethics....................................10
           Section 16(a) Beneficial Ownership Reporting Compliance.......11
         EXECUTIVE COMPENSATION..........................................12
           Summary Compensation Table....................................12
           Options Grants In Last Fiscal Year............................13
           Aggregated Options Exercises in Last Fiscal Year and Fiscal
            Year-End Option Value Table..................................14
           Employment Agreements.........................................14
           Executive Bonus Program.......................................15
           Incentive Stock Plan..........................................15
           401(k) Profit Sharing Plan....................................16
           Compensation Committee Interlocks and Insider Participation...16
           Compensation Committee Report on Executive Compensation.......18
           Stock Performance Graph.......................................20
         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
           MANAGEMENT....................................................21
         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..................23
         PROPOSAL TWO - APPROVAL OF EMPLOYEE STOCK PURCHASE
           PLAN..........................................................24
           Summary Description of the ESPP...............................24
           Federal Income Tax Consequences...............................25
           New Plan Benefits.............................................25
           Shareholder Vote Required to Approve the ESPP.................26
         RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS................27
           Principal Accountant Fees and Services........................27
         STOCKHOLDER PROPOSALS...........................................28
         OTHER MATTERS...................................................29

                           CENTRAL FREIGHT LINES, INC.
                              5601 West Waco Drive
                                Waco, Texas 76710
                        ________________________________

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 19, 2004
                        ________________________________

                               GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies from the stockholders of Central Freight Lines, Inc. to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 19, 2004. THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. If not otherwise specified, all proxies received pursuant to this solicitation will be voted (i) FOR the Director Nominees named below; (ii) FOR the proposal to approve the Company's 2004 Employee Stock Purchase Plan, and (iii) with respect to any other matters properly brought before the Annual Meeting, in accordance with the recommendations of the Board of Directors, or, if no recommendations are given, in accordance with the judgment of the proxy holders.

     The Proxy Statement, proxy card, and our Annual Report were first mailed on or about April 23, 2004, to stockholders of record at the close of business on March 31, 2004 (the "Record Date").

     The terms "we," "our," "us" or the "Company" refer to Central Freight Lines, Inc. and its subsidiaries.

Proxies and Voting

     Only holders of record of our Common Stock, par value $0.001 per share ("Common Stock"), at the close of business on the Record Date are entitled to vote at the Annual Meeting, either in person or by valid proxy. Stockholders are entitled to one vote for each share held of record on each matter of business to be considered at the Annual Meeting. As of the Record Date, there were 17,776,621 shares of our Common Stock issued and outstanding. Votes cast at the Annual Meeting will be tabulated by the Inspector of Elections and the results of all items voted upon will be announced at the Annual Meeting.

     In order to transact business at the Annual Meeting, a quorum must be present. A quorum is present if a majority of the issued and outstanding shares of Common Stock as of the Record Date are represented at the Annual Meeting in person or by proxy. Shares that are entitled to vote but that are not voted at the direction of the holder (called "abstentions") and shares that are not voted by a broker or other record holder due to the absence of instructions from the beneficial owner (called "broker non-votes") will be counted for the purpose of determining whether a quorum is present.

     Other than the election of Directors, which requires a plurality of the votes cast, each matter to be submitted to the Stockholders requires the affirmative vote of a majority of the votes cast at the meeting. Abstentions and broker non-votes will be disregarded in determining whether a matter has been approved. In other words, abstentions and broker non-votes will neither be counted as votes for nor as votes against a matter.

Right to Attend Annual Meeting; Revocation of Proxy

     Returning a proxy card now will not interfere with your right to attend the Annual Meeting or to vote your shares personally at the Annual Meeting, if you wish to do so. Stockholders who execute and return proxies may revoke them at any time before they are exercised by giving written notice to the Secretary of the Company at our address, by executing a subsequent proxy and delivering it to the Secretary of the Company, or by attending the Annual Meeting and voting in person.

Costs of Solicitation

     We will bear the cost of solicitation of proxies, which we expect to be nominal and will include reimbursements for the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding Common Stock. Proxies will be solicited by mail, and may be solicited personally by directors, officers or our regular employees, who will not receive any additional compensation for any such services.

Annual Report

     The information included in this Proxy Statement should be reviewed in conjunction with the Consolidated Financial Statements, Notes to Consolidated Financial Statements, Independent Public Accountants' Report and other information included in our Annual Report to Stockholders for the fiscal year ended December 31, 2003 that was mailed on or about April 23, 2004, together with this Notice of Annual Meeting and Proxy Statement, to all stockholders of record as of the Record Date.

How To Read This Proxy Statement

     Set forth below are the proposals to be considered by stockholders at the Annual Meeting, as well as important information concerning, among other things: our management and our Board of Directors; executive compensation; transactions between the Company and our officers, directors and affiliates; the stock ownership of management and other large stockholders; the services provided to us by and fees of KPMG LLP, our independent accountants; and how stockholders may make proposals at the Annual Meeting. Each stockholder should read this information before completing and returning the enclosed proxy card.

                                 PROPOSAL ONE -
                              ELECTION OF DIRECTORS

     At the Annual Meeting, the Stockholders will elect six directors to serve as the Board of Directors until the 2005 Annual Meeting of the Stockholders of the Company or until their successors are elected and qualified. The Board of Directors has nominated Robert V. Fasso, Jerry Moyes, Duane W. Acklie, John Breslow, Porter J. Hall, and Gordan W. Winburne for election as directors. Each of the director nominees currently serves as a member of the Board of Directors. In the absence of contrary instructions, each proxy will be voted for the election of the all the proposed directors.

     Information concerning the names, ages, positions with the Company, tenure as a director, and business experience of the proposed directors is as follows:

Robert V. Fasso, 50                                         Director Since 2002

     Robert V. Fasso has served as our Chief Executive Officer and as a member of the Board of Directors since January 2002, and as President since March 2002. Mr. Fasso previously served as President-- Regional Carrier Group of USF Corporation from 1997 to 2001, running its regional LTL group. Mr. Fasso has 34 years of experience in the LTL industry.

Jerry Moyes, 60                                             Director Since 1997

     Jerry Moyes is our Chairman of the Board and has served on our Board of Directors since we were founded in 1997. Mr. Moyes has served as Chairman of the Board, President, and Chief Executive Officer of Swift Transportation Co., Inc. since 1984. Mr. Moyes also served as a non-officer Chairman of the Board of Simon Transportation Services Inc., a publicly traded temperature-controlled truckload carrier, from September 2000 to February 2002. Simon Transportation filed for protection under Chapter 11 of the United States Bankruptcy Code on February 25, 2002, and sold substantially all of its assets to Central Refrigerated on April 22, 2002. Mr. Moyes is the Chairman of the Board of
Central Refrigerated, a former subsidiary of ours, and has served in that capacity since its inception in April 2002.

Duane W. Acklie, 72                                         Director Since 2003

     Duane W. Acklie has served on the Board of Directors since the Company's initial public offering in December 2003. Mr. Acklie is Chairman of Crete Carrier Corporation, a truckload carrier based in Lincoln, Nebraska, and has held such position since 1991. Mr. Acklie previously served as President and Chief Executive Officer of Crete Carrier Corporation from 1971 to 1991. Mr. Acklie is a member and past Chairman of the Nebraska State Highway Commission and a past Chairman of the Nebraska Economic Development Commission, the Nebraska Chamber of Commerce and Industry, and the American Trucking Associations. In July 2003, President Bush appointed Mr. Acklie as Chairman of the Student Loan Marketing Association (Sallie Mae), the government-sponsored enterprise subsidiary of SLM Corp. In the transportation industry, Mr. Acklie has been a director and stockholder of Crete Carrier Corporation since 1971, and has served as Chairman and Director of Hunt Transportation, Inc. of Omaha, Nebraska, a subsidiary of Crete Carrier Corporation, from 1999 to the present. Mr. Acklie has served on the boards of numerous other privately held insurance and banking entities. Mr. Acklie previously served as a director of Aliant Communications Inc. from 1986 to 1999.

John Breslow, 54                                            Director Since 2003

     John Breslow has served on the Board of Directors since the Company's initial public offering in December 2003. Mr. Breslow is the owner and, since 1979, Chairman of the Board of Linweld, Inc. Linweld is a retail distributor of welding products and related equipment and a manufacturer and distributor of industrial, medical, and specialty gases based in Lincoln, Nebraska. Mr. Breslow previously served two terms as Auditor of Public Accounts for the State of Nebraska between 1991 and 1998. Since March 2002 Mr. Breslow has also served as a member of the Board of Directors of EMT Corp., an indirect, wholly-owned subsidiary of Nelnet, Inc., which owns and manages student loan portfolios.

Porter J. Hall, 60                                          Director Since 2003

     Porter J. Hall has served on the Board of Directors since the Company's initial public offering in December 2003. Mr. Hall is a certified public accountant. Mr. Hall retired from public accounting in August 2000 after thirty-three years with Arthur Andersen LLP. At the time of his retirement, Mr. Hall was managing partner of Arthur Andersen's Salt Lake City, Utah office. He is an investor in and Chief Executive Officer of MyePhit.com, a fitness and wellness company.

Gordan W. Winburne, 54                                      Director Since 2003

     Gordan W. Winburne has served on the Board of Directors since the Company's initial public offering in December 2003. Mr. Winburne is the President of Handwerker-Winburne, Inc., a cotton merchant firm headquartered in Phoenix, Arizona, and has served in that capacity since 1990. Prior to joining Handwerker-Winburne (then W.P. Handwerker & Co.) in 1981, Mr. Winburne worked for ten years in the agricultural finance and banking industry. He has previously served as President of the Western Cotton Shippers Association and as a Merchant Delegate to the National Cotton Council. He is the current Vice President of the American Cotton Shippers Association.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES FOR DIRECTOR PRESENTED IN PROPOSAL ONE.

                              CORPORATE GOVERNANCE

Board of Directors

     Meetings of the Board of Directors. Prior to December 2003, we were a privately held company whose Board of Directors acted primarily by unanimous written consent. During the fiscal year ended December 31, 2003, our Board of Directors met or acted by unanimous written consent ten times. On December 11, 2003, our current Board of Directors was organized. None of the members of our Board of Directors attended fewer than 75% of the aggregate of the total number of Board meetings held during the period for which he has been a director or the total number of meetings held by all committees of the Board on which he served during the periods that he served.

     Director Independence. The Company's Common Stock is listed on the Nasdaq National Market, and therefore it is subject to the listing standards, including standards relating to corporate governance, embodied in applicable rules promulgated by the National Association of Securities Dealers, Inc. (the "NASD"). Pursuant to NASD Rule 4350(c)(1), the Board of Directors has determined that the following directors and nominees are "independent" under NASD Rule 4200(a)(15): Duane W. Acklie, John Breslow, Porter J. Hall, and Gordan W. Winburne. In accordance with NASD Rule 4350(c)(2), the Company's independent directors will hold regularly scheduled meetings, referred to as "executive sessions," at which only the independent directors are present. We anticipate that beginning in 2004 the independent directors will meet in executive session at least twice per year.

     Stockholder Communications. Our Board of Directors provides a process for stockholders to send written communications to the entire Board or individual directors. Information concerning the manner in which stockholders can send communications to the entire Board or individual directors is available on the Company's website, located at http://www.centralfreight.com.

Committees of the Board of Directors

     The Board of Directors has standing Audit, Compensation, and Nominating and Corporate Governance Committees. The Board does not maintain any other standing committees. The table below sets forth the current membership of each of the standing committees of the Board of Directors.

                                                              Nominating and
                              Audit       Compensation     Corporate Governance
     Name                   Committee       Committee           Committee
----------------------    ------------   --------------   ---------------------
Duane W. Acklie                x                x                  x
John Breslow                   x                                   x
Porter J. Hall                 x                x                  x
Gordan W. Winburne                              x                  x

The Audit Committee

     Purpose, Functions, Composition, and Meetings of the Audit Committee. The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the work of any independent public accountants engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit or similar services for the Company. The Audit Committee meets with the Company's independent public accountants to discuss the Company's financial statements and matters related to their independence, as well as to ensure that the scope of their activities has not been restricted and that adequate responses to their recommendations and inquiries have been received. The Audit Committee also periodically meets with management to discuss the Company's financial statements and the adequacy of the Company's internal financial controls. In addition, the Audit Committee reviews and approves transactions between the Company and related parties, in the absence of the appointment of a special committee for that purpose.

     The Audit Committee was formed in 2003 in connection with our initial public offering, and there were no meetings of the Audit Committee during 2003. In 2004, the Audit Committee has held two meetings. The Audit Committee currently is comprised of Duane W. Acklie, John Breslow, and Porter J. Hall. Mr. Hall serves as the Chairman of the Audit Committee. Each member of the Audit Committee satisfies the independence and Audit Committee membership criteria set forth in NASD Rule 4350(d)(2). Specifically, each member of the audit committee:

     o    Is independent under NASD Rule 4200(a)(15);

     o Meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     o Did not participate in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and

     o Is able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement.

     Audit Committee Financial Expert. The Board of Directors has determined that at least one "audit committee financial expert," as defined under Item 401(h) of Regulation S-K, currently serves on the Audit Committee. The Board of Directors has identified Porter J. Hall as an "audit committee financial expert." Mr. Hall is independent, as independence for Audit Committee members is defined under applicable NASD rules.

     Audit Committee Charter. Since the Company's initial public offering in December 2003, the Audit Committee has operated pursuant to a written charter detailing its powers and duties. In March 2004, the Board of Directors adopted an Amended and Restated Charter to comply with the requirements of NASD Rule 4350(d)(1). A copy the Audit Committee's current Amended and Restated Charter is attached to this proxy statement as Appendix A.

Report of the Audit Committee

     Report of the Audit Committee. In performing its duties, the Audit Committee, as required by applicable rules and regulations promulgated by the Securities and Exchange Commission (the "SEC"), issues a report recommending to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K, and certain other matters, including the independence of our outside public accountants. The Report of the Audit Committee is set forth below.

     The Report of the Audit Committee shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference.

                        Report of the Audit Committee of
                           Central Freight Lines, Inc.

          The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company's financial reports and financial reporting processes and systems of internal controls. Management of the Company has primary responsibility for the Company's financial statements and the overall reporting process, including maintenance of the Company's system of internal controls. The Company retains independent auditors who are responsible for conducting an independent audit of the Company's financial statements, in accordance with generally accepted auditing standards, and issuing a report thereon. In performing its duties, the Audit Committee has discussed the Company's financial statements with management and the Company's independent auditors and, in issuing this report, has relied upon the responses and information provided to the Audit Committee by management and the independent auditors.

          For the fiscal year ended December 31, 2003, the Audit Committee has:

          o Reviewed and discussed the audited financial statements with management and KPMG LLP, the Company's independent auditors;

          o Discussed with the auditors the matters required to be disclosed by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees or Others with Equivalent Authority and Responsibility";

          o Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Statement No. 1, as amended, "Independence Discussions with Audit Committees," and discussed with the independent auditors the independent auditors' independence.

     Based on the foregoing reviews and meetings, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

                                      Audit Committee

                                      Porter J. Hall, Chairman
                                      Duane W. Acklie, Member
                                      John Breslow, Member

                                      March 29, 2004

The Compensation Committee

     The Compensation Committee currently is comprised of Duane W. Acklie, Porter J. Hall, and Gordan W. Winburne, with Mr. Winburne serving as Chairman. The Compensation Committee did not meet during 2003, while we were a privately held company. The Compensation Committee reviews all aspects of executive compensation, including salary, bonus, and equity compensation of the Chief Executive Officer and other executive officers, and makes recommendations on such matters to the Board of Directors. The Compensation Committee also reviews and approves stock options granted by the Company to other officers and employees. Additional information concerning the Compensation Committee, Compensation Committee interlocks, and its Report on Executive Compensation are set forth under "Executive Compensation" below.

The Nominating and Corporate Governance Committee

     Purpose, Composition, and Meetings of the Nominating and Corporate Governance Committee. Following completion of our initial public offering in 2004, the Board of Directors established a Nominating and Corporate Governance Committee. We did not have a Nominating and Corporate Governance Committee during 2003, prior to our initial public offering. The Nominating and Corporate Governance Committee currently is comprised of Duane W. Acklie, John Breslow, Porter J. Hall, and Gordan W. Winburne, with Mr. Acklie serving as Chairman. The duties of the Nominating and Corporate Governance Committee include, among other things, recommending to the Board potential candidates for election to the Board of Directors and making recommendations to the Board concerning issues related to corporate governance. All current members of the Nominating and Governance Committee are independent, as independence for nominating committee members is defined under applicable NASD rules. In March 2004, before the Nominating and Corporate Governance Committee was established, the Company's independent directors unanimously nominated Robert V. Fasso, Jerry Moyes, Duane W. Acklie, John Breslow, Porter J. Hall, and Gordan W. Winburne for election as directors. Each nominee for election as a director is an executive officer of the Company, standing for reelection, or both.

     Nominating and Governance Committee Charter. A written charter for the Nominating and Governance Committee was adopted in March 2004. A copy of the charter is available to stockholders on the Company's website, located at http://www.centralfreight.com.

     Process for Identifying and Evaluating Director Nominees. Director nominees are chosen by the entire Board of Directors, after considering the recommendations of the Nominating and Corporate Governance Committee. As a matter of course, the members of the Nominating and Corporate Governance Committee review the qualifications of various persons to determine whether they might be candidates for consideration for membership on the Board of Directors. The Nominating and Corporate Governance Committee also accepts recommendations of director candidates from executive officers of the Company, advisors of the Company, and stockholders. The Nominating and Corporate Governance Committee will review all candidate recommendations, including those properly submitted by stockholders, in accordance with the mandate contained in its charter. This will include a review of the person's judgment, integrity, experience, independence, knowledge of the Company's industry or other industries related to the Company's business, and such other factors as the Nominating and Corporate Governance
Committee determines are relevant in light of the needs of the Board of Directors and the Company. With regard to specific qualities and skills, the Nominating and Corporate Governance Committee believes it necessary that: (i) at least a majority of the members of the Board of Directors qualify as "independent" under NASD Rule 4200(a)(15); (ii) at least three members of the Board of Directors satisfy the audit committee membership criteria specified in NASD Rule 4350(d)(2); and (iii) at least one member of the Board of Directors eligible to serve on the Audit Committee has sufficient knowledge, experience, and training concerning accounting and financial matters so as to qualify as an "audit committee financial expert" within the meaning of Item 401(h) of Regulation S-K. The Company does not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees.

     Consideration of Director Candidates Recommended by Stockholders. In March 2004, a written charter for the Nominating and Corporate Governance Committee was adopted. Under this charter, the Nominating and Corporate Governance
Committee will consider director candidates recommended by stockholders, provided that the following procedural requirements are satisfied. Candidate recommendations should be mailed via certified mail, return receipt requested, and addressed to the Nominating and Corporate Governance Committee, Central Freight Lines, Inc., c/o Jeff Hale - Senior Vice President and Chief Financial Officer, 15333 North Pima Road, Suite 230, Scottsdale, Arizona 85260. In order to be considered, a stockholder recommendation must: (i) be received at least 90 days prior to the Annual Meeting of Stockholders (or 120 days prior to the first anniversary of the date of the prior year's annual meeting; (ii) contain sufficient background information, such as a resume and references, to enable the Committee to make a proper judgment regarding his or her qualifications;
(iii) be accompanied by a signed consent of the proposed nominee to serve as a director if elected; (iv) state the name and address of the person submitting the recommendation and the number of shares of the Company's Common Stock owned of record or beneficially by such person; and (v) if submitted by a beneficial stockholder, be accompanied by evidence, such as a recent brokerage statement, that the person making the recommendation beneficially owns shares of the Company's Common Stock.

Director Compensation

     Directors who are not 10% stockholders, officers, or employees of the Company ("Outside Directors") receive an annual retainer of $8,000 plus $1,000 for each meeting of the Board of Directors or Board Committee they attend. We also reimburse directors for travel and other related expenses incurred in attending a meeting.

     On December 11, 2003, we granted to each of Duane W. Acklie, John Breslow, Porter J. Hall, and Gordan W. Winburne options to purchase 20,000 shares of our common stock at $15.00 per share, the price established for our initial public offering. These options vest at the rate of 1,000 shares per meeting attended. On July 10, 2002, we granted to Jerry Moyes options to purchase 20,000 shares of our common stock at $1.35 per share. These options vest at the rate of 20% per year over a period of five years.

     Directors who are employees or 10% stockholders of the Company do not receive compensation for Board or committee service. We do, however, reimburse them for travel and other related expenses.

     In our Amended and Restated Articles of Incorporation, we have agreed to indemnify our officers and directors against liabilities they may incur while serving in such capacities to the fullest extent allowed by the Nevada General Corporation Law. Under this indemnification provision, we are generally required to indemnify each of our directors and officers against any reasonable expenses actually incurred in the defense of any action, suit, or proceeding, to which the director or officer is a party by reason of his or her service to our company. We will also advance expenses incurred by a director or officer in defending such an action, suit, or proceeding upon receipt of an undertaking by that director or officer to repay those advances if a court establishes that his or her acts or omissions involved intentional misconduct, fraud, or a knowing violation of law and were material to the cause of action. In addition, we maintain insurance for directors and officers for liability they may incur as a result of service to our Company.

Executive Officers of the Company

     The table below sets forth, as of March 31, 2004, certain information regarding our executive officers.

     Name                                   Age                Position
     ------------------------------------  -----    -------------------------------------------------
     Robert V. Fasso.....................    50     Chief Executive Officer and President
     Jeffrey A. Hale.....................    44     Senior Vice President and Chief Financial Officer
     J. Mark Conard......................    45     Senior Vice President - Yield Management &
                                                    Pricing Services
     Steven L. Key.......................    47     Senior Vice President-Operations
     Doak D. Slay .......................    43     Senior Vice President - Sales and Marketing

     Jeffrey A. Hale has served as our Senior Vice President and Chief Financial Officer since August 2003. He previously served our company as Vice President-- Finance and Chief Financial Officer from June 2002 to August 2003. Prior to joining us, Mr. Hale served as Vice President-- Finance and Chief Financial Officer of USF Bestway, Inc., a subsidiary of USF Corporation, from May 1982 to June 2002. Mr. Hale has 21 years of experience in the LTL industry.

     J. Mark Conard has served as our Senior Vice President -- Yield Management & Pricing Services since September 2003. Prior to joining us, Mr. Conard served as Vice President -- Pricing Services for USF Reddaway, a subsidiary of USF Corporation, from June 1995 to August 2003. Mr. Conard has 22 years of experience in the LTL industry.

     Steven L. Key has served as our Senior Vice President -- Operations since April 2002. Mr. Key has been an employee of our company from our founding in 1997, previously serving as our Vice President -- Division Operations, Northern Division from March 2002 to April 2002, our Senior Vice President -- Eastern Division from January 2001 to March 2002, our Vice President -- Transportation from February 2000 to January 2001, Terminal Manager of our Dallas terminal from June 1997 to February 2000, and Assistant Terminal Manager of our Dallas terminal from June 1992 to June 1997. Mr. Key has 24 years of experience in the LTL industry.

     Doak D. Slay has served as our Senior Vice President -- Sales and Marketing since January 2003. Prior to joining us, Mr. Slay served as Vice President -- Sales for FedEx Freight East, Inc., and its predecessor, American Freightways, Inc. from October 1998 to January 2003. Mr. Slay has 19 years of experience in sales and marketing in the LTL industry.

     See "Proposal One - Election of Directors," above, for information concerning the business experience of Robert V. Fasso.

Code of Conduct and Ethics

     The Board of Directors has adopted a Code of Conduct and Ethics that applies to all directors, officers, and employees of the Company. The Code of Conduct and Ethics includes provisions applicable to the Company's principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions that constitute a "code of ethics" within the meaning of Item 406(b) of Regulation S-K. A copy of the Code of Conduct and Ethics is available to stockholders on the Company's website, located at http://www.centralfreight.com.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC and the Nasdaq Stock Market reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to the Company, the Company believes that its officers, directors, and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them during the Company's preceding fiscal year except that: (i) Forms 4 for Duane W. Acklie, John Breslow, Porter J. Hall, and Gordan W. Winburne reporting the grant of options to purchase 20,000 shares of our Common Stock at $15.00 per share on December 11, 2003 were not filed until January 16, 2004, and (ii) a Form 4 for John Breslow reporting the purchase of 3,000 shares of our Common Stock at $15.00 per share on December 11, 2003 was not filed until January 16, 2004. We post copies of Section 16(a) forms our directors and executive officers file with the SEC on our website at http://www.centralfreight.com.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information concerning the annual and long-term compensation for services rendered in all capacities to the Company during each of the two fiscal years ended December 31, 2003, and 2002, of those persons who were, at December 31, 2003, (i) our Chief Executive Officer and (ii) our four other most highly compensated executive officers (collectively, the "Named Executive Officers").

                                             Annual Compensation                       Long-term Compensation
                                     -------------------------------------   --------------------------------------
                                                                                        Awards             Payouts
                                                                             -------------------------   ----------
                                                                              Restricted    Securities
                                                             Other Annual       Stock      Underlying                    All Other
Name and                               Salary     Bonus      Compensation      Award(s)      Options       LTIP       Compensation
Principal Position            Year     ($)(1)      ($)         ($)(2)            ($)           (#)         Payouts        ($)(3)
------------------            ----   ---------   --------   --------------   -----------   -----------     ---------   -------------
Robert V. Fasso.............  2003    348,077         --      2,686,706          --                 0         --           12,973
  President and Chief         2002    306,250    150,000             --          --         1,260,000         --            5,923
  Executive Officer
Patrick J. Curry(4).........  2003    207,058         --        750,109          --                 0         --            3,645
  Executive Vice              2002    184,500     50,000             --          --           100,000         --            3,322
  President, Secretary,
  and Treasurer
Jeffrey A. Hale(5)..........  2003    172,115         --             --          --                 0         --           11,625
  Senior Vice President       2002     77,884     50,000             --          --           100,000         --            3,330
  and Chief Financial
  Officer
Steven L. Key...............  2003    164,288         --             --          --                 0         --            1,752
  Senior Vice President-      2002    141,725     30,650             --          --            26,000         --            2,234
  Operations
Doak D. Slay(6).............  2003    174,504         --             --          --           100,000         --           25,690
  Senior Vice President-      2002         --         --             --          --                --         --               --
  Sales and Marketing

----------------------------------

(1)  Includes amounts deferred pursuant to our 401(k) plan.
(2) Consists of ordinary income recognized under federal income tax guidelines (no cash was received) by the Named Executive Officers upon exercise of vested incentive stock options. The stock options were granted in 2002, in the case of Mr. Fasso, and in 1997 and 1998, in the case of Mr. Curry, pursuant to our Incentive Stock Plan.
(3) Consists of: (a) excess life insurance paid for Mr. Fasso ($690 in 2003, and $300 in 2002), Mr. Curry ($270 in 2003, and $245 in 2002), Mr. Hale
     ($254 in 2003,  and $53 in 2002) and Mr. Slay ($211 in 2003);  (b) personal use of a company car for Mr. Fasso ($6,113 in 2003, and $5,623 in 2002), Mr. Curry ($2,510 in 2003, and $3,077 in 2002), Mr. Hale ($10,576 in 2003,
     and $3,277 in 2002), Mr. Key ($1,753) in 2003, and $2,234 in 2002), and Mr.
     Slay ($6,369 in 2003); (c) moving costs for Mr. Slay ($17,805 in 2003); and
     (d) other insurance premiums paid for Mr. Fasso ($6,170 in 2003), Mr. Hale ($795 in 2003), Mr. Curry ($865 in 2003) and Mr. Slay ($1,305 in 2003).
(4) Mr. Curry resigned as Executive Vice President, Secretary, and Treasurer effective January 23, 2004.
(5) Mr. Hale was hired in June 2002, and amounts included in the table above for 2002 are for June to December of that year.
(6)  Mr. Slay was hired in January 2003.

Options Grants In Last Fiscal Year

     The following table sets forth stock options granted to Named Executive Officers in the fiscal year ended December 31, 2003:

                                                Option Grants in 2003
                                                ----------------------
                                                  Individual Grants
                              --------------------------------------------------------------------------
                                                                                                            Potential Realizable
                                                                                                           Value at Assumed Annual
                                  Number of           Percent of                                             Rates of Stock Price
                                 Securities          Total Options                                         Appreciation for Option
                                 Underlying           Granted to            Exercise                               Term(4)
                                   Options             Employees              price         Expiration     ------------------------
Name                           Granted (#)(1)      in Fiscal Year (2)       ($/Sh)(3)          Date           5% ($)       10% ($)
----                          -----------------   --------------------    -------------    -------------   -----------  -----------
Robert V. Fasso...............         0                  --                   --               --              --            --
Patrick J. Curry..............         0                  --                   --               --              --            --
Jeffrey A. Hale...............         0                  --                   --               --              --            --
Steven L. Key.................         0                  --                   --               --              --            --
Doak D. Slay..................   100,000                 44.4%               $5.86           1/13/13         368,532       933,933

     (1) Each option represents the right to purchase one share of Common Stock under our incentive stock plan.

     (2) During 2003, we granted employees options to purchase an aggregate of 225,000 shares of Common Stock.

     (3) The exercise price for options granted to Mr. Slay was determined by the Board of Directors. While the Board of Directors believed that the exercise price reflected fair market value, we reported compensation expense of approximately $17,400 related to these options in 2003.

     (4) We show the potential realizable values net of the options' exercise price, but before the payment of taxes associated with exercise. Potential realizable values are based on a fair market value at the date of grant of $5.86 per share for the underlying Common Stock. The potential realizable values represent hypothetical gains if the holders exercised their options at the end of the option term. The SEC's rules provide the assumed 5% and 10% annual rates of stock price appreciation and measure the appreciation from the grant date. You should be aware that, following our initial public offering, the potential realizable value of the options is already greater than the values reflected in the table. Using the assumed rates of appreciation from the initial public offering price of $15.00 per share over the remaining term of the options would yield approximately $1.7 million at 5% and $3.0 million at 10% to Mr. Slay.

     Except as set forth above,  no stock options or stock  appreciation  rights
(SARs) were granted during the 2003 fiscal year to any of the Named Executive Officers.

Aggregated Options Exercises in Last Fiscal Year and Fiscal Year-End Option Value Table

     The table below sets forth information with respect to the exercise of stock options during the fiscal year ended December 31, 2003, by the Named Executive Officers.

                           Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
                          -----------------------------------------------------------------------------------
                            Shares                           Number of Securities                    Value of Unexercised
                           Acquired                          Underlying Unexercised                    In-the-Money
                              on          Value              Options at FY-End (#)                  Options at FY-End ($)(2)
                           Exercise      Realized      ----------------------------------    --------------------------------
Name                          (#)         ($)(1)         Exercisable      Unexercisable        Exercisable     Unexercisable
----                      ----------- -------------    --------------   -----------------    --------------  ----------------
Robert V. Fasso........     756,000   $ 10,319,400               0             504,000         $         0     $   8,265,600
Patrick J. Curry.......     307,627      3,825,529         290,257              80,000           4,697,150         1,312,000
Jeffrey A. Hale........        --           --              20,000              80,000             328,000         1,312,000
Steven L. Key..........        --           --              19,900              44,326             307,552           691,136
Doak D. Slay...........        --           --                   0             100,000                   0         1,189,000

     (1) The options were exercised (purchased but not sold) by the above Named Executive Officers prior to our initial public offering. The Value Realized is based on the $15.00 per share initial public offering price of our Common Stock.

     (2) Based on the $17.75 per share closing price of our Common Stock on December 31, 2003.

Employment Agreements

     On January 7, 2002, we entered into an employment agreement with Robert V. Fasso. Mr. Fasso's agreement provides for (a) an annual salary of $325,000, which may be increased by merit raises in an amount to be determined annually by the Board of Directors, and (b) the grant of options to purchase 1,260,000 shares of our stock for $1.35 per share, exercisable for 10 years. Options for 630,000 shares vested immediately upon execution of the employment agreement, options for 126,000 shares vested on January 7, 2003, and options for 126,000 shares will vest on each of the first four anniversaries of January 7, 2003. On November 17, 2003, Mr. Fasso exercised options to acquire 400,000 shares, and on December 5, 2003, Mr. Fasso exercised options to acquire 356,000 additional shares. In addition, Mr. Fasso was allowed to purchase 10% of the membership interests of Southwest Premier Properties L.L.C. for $2.0 million. The purchase price was paid through delivery of a promissory note payable to Southwest
Premier that matures on January 30, 2007. On February 6, 2003, the Board approved an increase in Mr. Fasso's salary to $350,000. He is eligible for a bonus of up to $360,000 based on our operating efficiency. The actual bonus paid in a given year will range from zero, if our annual operating ratio exceeds 95%, to the full $360,000, if our annual operating ratio is at or below 90%. The employment agreement also requires us to pay the insurance premiums for a $5.0 million term life insurance policy and a $0.5 million whole life insurance policy under which Mr. Fasso's family members are the beneficiaries. Mr. Fasso may be terminated at any time upon payment of two years' salary at the then current level. He will not be entitled to receive such payment if he voluntarily terminates his employment.

     In June 2002, we hired Jeffrey A. Hale as our Vice President -- Finance and Chief Financial Officer. We agreed to pay Mr. Hale an annual salary of $150,000 and agreed to grant him options to acquire 100,000 shares of common stock at the fair market value of the stock on the grant date. We also agreed that Mr. Hale would be eligible to participate in our executive bonus program. In September 2003, Mr. Hale became our Senior Vice President and Chief Financial Officer. Mr. Hale may be terminated at any time upon payment of one year's salary at the then current level. He will not be entitled to receive such payment if he voluntarily terminates his employment or is terminated for cause.

     In January 2003, we hired Doak D. Slay as our Senior Vice President-Sales and Marketing. We agreed to pay Mr. Slay an annual salary of $190,000 in 2003 and granted him options to acquire 100,000 shares of common stock at the fair market value of the stock on the grant date. Further, we agreed to provide Mr. Slay with a company car and to reimburse certain relocation expenses. We also agreed that Mr. Slay would be eligible to participate in our executive bonus program. Mr. Slay may be terminated at any time upon payment of one year's salary at the then current level. He will not be entitled to receive such payment if he voluntarily terminates his employment or is terminated for cause.

     In connection with our hiring of Doak Slay, we made an advance to Mr. Slay in an amount equal to the net equity value of his home in Atlanta, Georgia. This advance was made in order to allow Mr. Slay to relocate and purchase a home near Waco, Texas, where he moved at our request. This advance was in the amount of approximately $120,000 and was to be repaid upon the sale of Mr. Slay's Atlanta home. Although we viewed this as a loan with a customary business purpose, in order to avoid any potential conflict with the prohibitions on executive loans contained in the Sarbanes-Oxley Act, in September 2003 we purchased Mr. Slay's prior home at its appraised value of $325,000, and the relocation loan was repaid by Mr. Slay in full. We intend to sell the house and will receive all of the proceeds when it is sold.

     In September 2003, we hired J. Mark Conard as our Senior Vice President-Yield Management & Pricing Services. We agreed to pay Mr. Conard an annual salary of $180,000 and agreed to grant him options to acquire 100,000 shares of common stock at the fair market value of the stock on the grant date. Further, we agreed to provide Mr. Conard with a company car and to reimburse certain relocation expenses. Pursuant to this agreement, we purchased Mr. Conard's prior home in Portland, Oregon for its appraised value of $445,000 in order to allow him to relocate and purchase a home near Waco, Texas, where he moved at our request. We intend to sell the house and will receive all of the proceeds when it is sold. We also agreed that Mr. Conard would be eligible to participate in our executive bonus program and guaranteed him a bonus of $80,000 for 2003. Mr. Conard may be terminated at any time upon payment of one year's salary at the then current level. He will not be entitled to receive such payment if he voluntarily terminates his employment or is terminated for cause.

Executive Bonus Program

     We have established an executive bonus program for certain of our executive officers and other key employees. Bonuses in this program are determined by reference to our fiscal year operating ratio. Participants may receive bonuses ranging from zero, if our operating ratio for the year exceeds 95%, to fifty percent of salary, if our operating ratio for the year is at or below 90%.

Incentive Stock Plan

     We have an incentive stock plan. The key terms of the incentive stock plan are as follows:

     o We can grant incentive stock options, non-qualified stock options, bonus stock, reload options, or any other stock-based award to employees, officers, directors, consultants, and any other person determined by the Board of Directors to have performed services for or on behalf of the company which merit the grant of an award.

     o We reserved 5,000,000 shares of common stock for issuance under the plan and have outstanding options covering 1,906,087 of those shares as of April 3, 2003.

     o Our Board of Directors or its designated committee administers the plan and makes all grants thereunder.

     o Options that are canceled, forfeited, expire, or are tendered for tax withholding or to pay the exercise price become available again for use under the plan.

401(k) Profit Sharing Plan

     We maintain a defined contribution retirement plan, which includes a 401(k) option. All employees age 21 or older are eligible to participate after ninety days of service and generally may contribute up to 20% of their annual compensation to the plan. These participant contributions vest immediately. Employees are eligible for matching contributions after one year of service. Our contributions to the plan each year are made at the discretion of our Board of Directors. Currently, our matching contributions are between 50% and 100% of a participant's pre-tax contributions, depending on company performance, up to a maximum of 5% of the participant's compensation. Matching contributions vest 40% upon completion of two years of service, with an additional 20% vesting each year thereafter through the fifth year of service.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee is currently comprised of Duane Acklie, Porter Hall, and Gordan W. Winburne. No current member of the Compensation Committee is or has been an officer or employee of the Company. Prior to our initial public offering, our Compensation Committee consisted of Jerry Moyes and Earl H. Scudder. Mr. Scudder resigned as a director and member of the Compensation Committee on September 19, 2003. Mr. Moyes ceased to be a member of the Compensation Committee on December 11, 2003. From time to time, we have engaged in transactions with Mr. Moyes, parties affiliated with Mr. Moyes, and parties affiliated with Mr. Scudder.

     On-Going Transactions with Mr. Moyes and His Affiliates

     We currently lease 26 active terminals and eight dormant terminals from Southwest Premier Properties, L.L.C. Southwest Premier is owned by some of our directors, executive officers and existing stockholders, including 77% by Jerry Moyes, 10% by Robert Fasso, and 1% by members of Scudder Law Firm. In 1998, we sold thirty-four of these properties to Southwest Premier, along with additional terminals that have since been sold, for an aggregate of $27.8 million in a sale-and-leaseback transaction that was accounted for as a financing transaction. We also currently have operating leases for two active terminals owned by Mr. Moyes. We incurred aggregate expense to Southwest Premier of approximately $6.6 million in 2003. We incurred aggregate lease expense to Mr. Moyes of approximately $0.3 million in 2003.

     Swift Transportation Co., Inc. and Central Refrigerated Service, Inc. provide us with a variety of transportation services. Mr. Moyes is the Chairman and Chief Executive Officer of Swift and the owner and Chairman of the Board of Central Refrigerated. Together, these companies provided us with approximately 58% of all third-party linehaul transportation services in 2003. Under these arrangements, Swift provided us with approximately $14.6 million in services in 2003. At year end, we owed Swift approximately $1.0. Central Refrigerated provided us with approximately $2.7 million in services in 2003. At year end, we owed Central Refrigerated approximately $0.2 million. We believe that the amounts paid are equivalent to rates that could have been obtained in an arm's length transaction with an unrelated third party.

     We currently lease terminal space from Swift in Memphis, Tennessee at a lease rate of $15,836 per month and in Fontana, California at a lease rate of $60,500 per month. We also sublease portions of our terminal facilities to Swift at seven different locations. Swift leases property from us in Tyler, Texas, for $3,750 per month, in Houston, Texas, for $9,181 per month, in Little Rock, Arkansas, in San Antonio, Texas for $17,755 per month, and in Amarillo, Texas for $160 per month. All leases with Swift are, either by their terms or due to expiration of the contract, on a month-to-month basis. Under these subleases and other subleases we formerly had with Swift, our rental income from Swift was approximately $0.6 million in 2003.

We believe that the amounts paid are equivalent to lease terms and rates that could have been obtained in an arms' length transaction with an unrelated third party.

     We lease independent contractor drivers and their tractors through Interstate Equipment Leasing, Inc., a company owned by Jerry Moyes. The independent contractors provide linehaul services for us at a rate per mile that we believe is equivalent to rates that could have been obtained in an arm's length transaction with an unrelated third party. We incurred expenses with Interstate of approximately $1.2 million in 2003. At year end, we owed Interstate approximately $12,000.

     Past Transactions with Mr. Moyes and His Affiliates

     In 2002, we both formed and disposed of Central Refrigerated, a refrigerated truckload carrier. Central Refrigerated was formed as our wholly-owned subsidiary to acquire certain assets from the bankruptcy estate of Simon Transportation Services Inc. and its subsidiaries, Dick Simon Trucking, Inc. and Simon Terminal, LLC. Simon Transportation and its subsidiaries filed bankruptcy petitions under Chapter 11 of the United States Bankruptcy Code on February 25, 2002. Jerry Moyes was the Chairman of the Board of Simon
Transportation commencing in September 2000 and was also the majority stockholder during this period. In the acquisition, we assumed approximately $11.4 million owed by Simon Transportation to Jerry Moyes and his affiliates. We also borrowed $3.3 million from Mr. Moyes to pay $2.6 million in cash to the bankruptcy estate, and $0.7 million in transaction costs. The approximately $14.7 million we owed to Mr. Moyes and his affiliates was secured solely by all of the outstanding stock of Central Refrigerated. At the closing of the acquisition, Central Refrigerated assumed leases for approximately 1,360 tractors and 1,920 trailers, approximately $13.0 million in real estate financing, and approximately $56.1 million in other liabilities. We did not guarantee or otherwise become obligated for any of these amounts. The acquisition closed, and the operations of Central Refrigerated began, on April 22, 2002.

     On December 31, 2002, we transferred the shares of Central Refrigerated to Jerry Moyes and one of his affiliates in exchange for the cancellation of the approximately $14.7 million of indebtedness owed by us to them, at which time Central Refrigerated obtained separate insurance coverage. As part of the disposition, we agreed to make a payment of $8.3 million to Central Refrigerated to compensate Central Refrigerated and Jerry Moyes for facilitating the transaction. This payment was made on October 28, 2003. Central Refrigerated was under our group insurance policy between April 22, 2002, and December 31, 2002, and under our workers' compensation policy through June 2003, and has posted letters of credit in the aggregate amount of $9.3 million with respect to its self-insured retentions during those periods. Central Refrigerated has also agreed to indemnify us for any losses we suffer as a result of those retentions.

     During 2003, we had tire sales of approximately $1.0 million to an affiliate of Jerry Moyes. We had no receivables, at December 31, 2003, from these transactions.

     From time to time prior to our initial public offering, we made unsecured loans to Jerry Moyes and Southwest Premier pursuant to a revolving line of credit arrangement. The interest rate charged by us for these loans was a floating rate that was generally equivalent to our cost of borrowing. During 2003, the maximum aggregate principal amount outstanding for such loans was $18.0 million, and the interest rate on such loans was 4.1 percent. We received interest payments of approximately $600,000 in 2003 in respect of these borrowings. On October 28, 2003, Jerry Moyes repaid to us all principal and accrued interest due on these borrowings, and there were no amounts owed to us by either Jerry Moyes or Southwest Premier at year end.

     Transactions with Former Director's Law Firm

     Earl H. Scudder, our former director and a former member of the Compensation Committee, is a principal of Scudder Law Firm, which provided legal services to the Company in 2003 and which will provide such services in 2004. Scudder Law Firm earned approximately $484,000 in 2003. Scudder Law Firm also provides legal services to Swift, Central Refrigerated, Jerry Moyes personally, and other companies controlled by Mr. Moyes. Mr. Scudder also serves on the Boards of Directors of Swift and Central Refrigerated.

Compensation Committee Report on Executive Compensation

     The Compensation Committee Report on Executive Compensation that follows shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference.

     The Compensation Committee of the Board of Directors has furnished the following Report on Executive Compensation:

             Compensation Committee Report on Executive Compensation

          The Compensation Committee's philosophy in setting compensation policies for the Company's senior executive group, which includes the Chief Executive Officer and President and each of the Senior Vice Presidents, is to attract, motivate, and retain high caliber talent while maximizing stockholder value over time. The Compensation Committee sets the compensation policy applicable to these senior executive officers and evaluates, in consultation with the Chief Executive Officer and President, the performance of such officers.

          The compensation program for the Company's executive officers is administered in accordance with a pay-for-performance philosophy to link executive compensation with the values, objectives, business strategy, management incentives, and financial performance of the Company. The Compensation Committee has adopted the following guidelines in making its compensation decisions:

          o Provide a fair and competitive total compensation package that enables us to attract and retain superior executive talent;

          o Design compensation programs to further the Company's yearly and long-term business objectives; and

          o Include variable components in the compensation package that links executive financial reward to Company performance.

          In 2003, the Company's first year as a publicly traded company, the Compensation Committee focused on the following three components in forming the total compensation package for the Company's senior executive officers:
     Base salary; annual incentive bonus; and long-term equity incentives.

     Base Salary

          The Company's Chief Executive Officer and President has a written employment agreement that establishes his base salary. In addition, the Company hired two Senior Vice

     Presidents in 2003 pursuant to written offers of employment that fixed their starting salaries in 2003. Within the context of these agreements, the Compensation Committee annually reviews the Chief Executive Officer and President's base salary and consults on the base compensation of the Senior Vice Presidents. The Compensation Committee intends to compensate the Company's senior executive officers, including the Chief Executive Officer and President, fairly and competitively within the trucking industry. In order to evaluate the Company's competitive position in the trucking industry, the Compensation Committee, reviews and analyzes the compensation packages, both cash and equity, offered by other publicly traded, truckload and less-than-truckload companies. We believe that this approach allows the Compensation Committee to compensate the senior executive officers fairly and competitively by industry standards. As reflected in the Summary Compensation Table, Mr. Fasso's salary for fiscal year 2003 was $348,077. As discussed below, the Committee also emphasizes longer-term compensation incentives for these executives as it believes that these longer-term incentives help motivate the executives to better achieve the Company's corporate performance goals, thereby more directly contributing to stockholder value.

     Annual Incentive Bonus

          During fiscal year 2003, the Company's senior executive officers were eligible for a target annual incentive bonus, calculated as a percentage of each officer's base salary, under the terms of the Company's executive bonus program. The executive bonus program promotes a pay-for-performance philosophy by providing the executive group with direct cash incentives to achieve corporate financial goals. Bonuses in this program were determined by reference to the Company's fiscal year operating ratio. Participants in this program, including Mr. Fasso, were eligible to receive bonuses ranging from zero, if the operating ratio for the year exceeded 95%, to fifty percent of salary, if the operating ratio for the year was at or below 90%. The determination of the Company's operating ratio was measured objectively.

     Long-Term Incentives

          The  Compensation  Committee  may award  stock  options  to the senior executive officers to enhance the link between executive pay and stockholder value. Awards are made pursuant to the Company's Incentive Stock Plan. Under the Incentive Stock Plan, the Compensation Committee also has the ability to award other equity-based incentives such as stock appreciation rights or restricted stock, but has not done so to date. The Compensation Committee is responsible for determining who should receive stock option grants, when the grants should be made, the exercise price per share, and the number of shares to be granted. The Committee considers grants of long-term incentive awards to senior executive officers during each fiscal year. To date, stock options have been granted at an option price set at fair market value of the Company's Common Stock on the date of grant. As such, stock options have value only if the stock price appreciates following the date the options are granted. The stock options reflected in the Summary Compensation Table are generally subject to a 60-month vesting period. This approach encourages the creation of stockholder value over the long term. The stock options awarded to the senior executive group in fiscal year 2003 were based primarily on the need to attract senior executives and reflected prior option grants made in connection with the hiring of such senior executives. In fiscal 2003, Mr. Fasso did not receive any options, due to the prior grant to him of options to purchase 1,260,000 shares of the Company's Common Stock on January 7, 2002 in connection with his hiring. The Committee believes that equity ownership, including stock options, provides the Company's executive officers substantial motivation to maximize long-term stockholder value.

          The Compensation Committee believes that the annual salaries and other compensation of the Company's Chief Executive Officer and President and other senior executive officers are reasonable compared to similarly situated executives of other less-than-truckload and truckload motor carriers.

                                          Gordan W. Winburne, Chairman
                                          Duane W. Acklie, Member
                                          Porter J. Hall, Member

                                          March 29, 2004

Stock Performance Graph

     A stock performance graph is not included in this Proxy Statement because the Company was a public company for less than thirty days in the fiscal year ended December 31, 2003.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         The following table sets forth, as of March 31, 2004, the number and percentage of outstanding shares of our Common Stock beneficially owned by each person known by us to beneficially own more than 5% of such stock, by each director and Named Executive Officer of the Company, and by all directors and executive officers of the Company as a group. According to the Company's transfer agent, the Company had outstanding 17,776,621 shares of Common Stock as of March 31, 2004.

                                                                           Amount and Nature
                                                                             of Beneficial
Name and Address of Beneficial Owner(1)                                       Ownership(2)            Percent of Class(2)
---------------------------------------------------------------------     -------------------        ---------------------
Jerry and Vickie Moyes(3)............................................              5,758,351               32.4%
Robert V. Fasso(4)...................................................                882,000                4.9
Patrick J. Curry(5)..................................................                796,109                4.4
Jeffrey A. Hale(6)...................................................                 20,000                  *
J. Mark Conard.......................................................                      0                  *
Steven L. Key(7).....................................................                 18,045                  *
Doak D. Slay(8)......................................................                 20,000                  *
Duane W. Acklie(9)...................................................                  1,001                  *
John Breslow(10).....................................................                  4,001                  *
Porter J. Hall(11)...................................................                  1,001                  *
Gordan W. Winburne(12)...............................................                  1,001                  *

All directors and executive officers as a group (10 persons) (13) ...              6,705,400               37.3%

  ------------------------------------------

*    Less than one percent.

(1) Unless otherwise indicated, the business address of the persons named in the above table is care of Central Freight Lines, Inc., 5601 West Waco Drive, Waco, Texas 76710.

(2) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares which such person has the right to acquire within sixty days. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any security which such person or group of persons has the right to acquire within sixty days is deemed to be outstanding for the purpose of computing the percentage ownership for such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As a result, the denominator used in calculating the beneficial ownership among our stockholders may differ., but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(3) Includes 4,000 shares beneficially owned under options that are currently exercisable or will become exercisable within sixty days. Of the shares attributed to Jerry Moyes, 1,046,002 are held by Jerry and Vickie Moyes as trustees of the Jerry and Vickie Moyes Family Trust (the "Moyes Family Trust"), 4,708,348 are held by Gerald F. Ehrlich as trustee of the Moyes Children's Trust (the "Moyes Children's Trust"), and 4,001 shares
     (including 4,000 shares under option) are held by Mr. Moyes individually. Mr. Ehrlich has sole voting and investment power for the Moyes Children's Trust. Mr. Moyes disclaims beneficial ownership of the shares held by Mr. Ehrlich as trustee of the Moyes Children's Trust. The business address of Mr. Moyes, Mrs. Moyes, and the Family Trust is care of Swift Transportation Co.,

     Inc., 2200 South 75th Avenue, Phoenix, Arizona 85043. The business address of Mr. Ehrlich and the Children's Trust is 4001 North Third St., Suite 200, Phoenix, AZ 85012.

(4) Includes 126,000 shares beneficially owned under options that are currently exercisable or will become exercisable within sixty days.

(5) Includes 290,257 shares beneficially owned under options that are currently exercisable or will become exercisable within sixty days.

(6) Includes 20,000 shares beneficially owned under options that are currently exercisable or will become exercisable within sixty days.

(7) Includes 18,045 shares beneficially owned under options that are currently exercisable or will become exercisable within sixty days after the date hereof.

(8) Includes 20,000 shares beneficially owned under options that are currently exercisable or will become exercisable within sixty days.

(9) Includes 1,000 shares beneficially owned under options that are currently exercisable or will become exercisable within sixty days. The business address of Mr. Acklie is P.O. Box 81228, Lincoln, NE 68501.

(10) Includes 1,000 shares beneficially owned under options that are currently exercisable or will become exercisable within sixty days. The business address of Mr. Breslow is 2900 South 70th Street, Suite 400, Lincoln, NE 68506.

(11) Includes 1,000 shares beneficially owned under options that are currently exercisable or will become exercisable within sixty days. The business address of Mr. Hall is 6360 South 3000 E, Suite 340, Salt Lake City, UT 84121.

(12) Includes 1,000 shares beneficially owned under options that are currently exercisable or will become exercisable within sixty days. The business address of Mr. Winburne is 9014 North 23rd Avenue #11, Phoenix, AZ 85021.

(13) Excludes Mr. Curry, who resigned as Executive Vice President, Secretary, and Treasurer effective January 23, 2004.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We have adopted a policy that transactions with affiliated persons or entities will be on terms, on the whole, no less favorable to us than those that could be obtained from unaffiliated third parties on an arm's length basis, and that any such transaction must be reviewed and approved by our Audit Committee or another committee of the Board comprised entirely of directors who are independent under NASD Rule 4200(a)(15).

     In connection with our hiring of Doak Slay as Senior Vice President-Sales and Marketing, we made an advance to Mr. Slay in an amount equal to the net equity value of his home in Atlanta, Georgia. This advance was made in order to allow Mr. Slay to relocate and purchase a home near Waco, Texas, where he moved at our request. This advance was in the amount of approximately $120,000 and was to be repaid upon the sale of Mr. Slay's Atlanta home. Although we viewed this as a loan with a customary business purpose, in order to avoid any potential conflict with the prohibitions on executive loans contained in the Sarbanes-Oxley Act, in September 2003 we purchased Mr. Slay's prior home at its appraised value of $325,000, and the relocation loan was repaid by Mr. Slay in full.

     In connection with our hiring of J. Mark Conard as our Senior Vice President -- Yield Management and Pricing Services and his subsequent relocation to Waco, Texas, we purchased his home in Portland, Oregon for its appraised value of $445,000. Except for price, the terms and conditions of the purchase of Mr. Conard's house were substantially identical to those in our purchase of Mr. Slay's house. We intend to sell the houses purchased from Mr. Conard and Mr. Slay and will receive all of the proceeds when they are sold.

     See "Executive Compensation - Compensation Committee Interlocks and Insider Participation," above, for a description of transactions between us and some of our Board members who formerly served on our Compensation Committee or their affiliates.

                                 PROPOSAL TWO -
           APPROVAL OF THE COMPANY'S 2004 EMPLOYEE STOCK PURCHASE PLAN

     On April 19, 2004, the Board of Directors approved the Company's 2004 Employee Stock Purchase Plan (the "ESPP"), subject to approval by the holders of a majority of the Company's outstanding shares of Common Stock, which approval is now being sought. The purpose of the ESPP is to provide an incentive to employees of the Company to acquire or increase an ownership interest in the Company through the purchase of shares of Common Stock.

     Certain key provisions of the ESPP are summarized below. The full text of the ESPP appears in Appendix B to this Proxy Statement.

Summary Description of the ESPP

     Eligibility

     Generally, all employees of the Company and its subsidiaries who work at least twenty hours a week and more than five months in a calendar year are eligible to participate in the ESPP. An employee is ineligible to participate, however, if immediately after such grant, such employee would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary of the Company. The Company and its subsidiaries currently have a total of approximately 4,000 employees.

     Purchase of Shares

     The ESPP will permit eligible employees to purchase Common Stock through payroll deductions. Participation periods are six months in length. In general, for each participation period, eligible employees will be allowed to elect to purchase full shares through payroll deductions of up to 15% of compensation, but in no event will the participant's rights to purchase shares of Common Stock be allowed to accrue at a rate that exceeds $25,000 of fair market value of Common Stock in a calendar year. Further, a participant will not be allowed to purchase more than 2,500 shares of Common Stock in any six-month participation period. The purchase price a participant will pay for the shares will be equal to 90% of the market closing price of the Common Stock on the first business day or the last business day of each participation period, whichever is lower.

     Termination of Employment

     If a participant dies, retires,  or otherwise  terminates  employment,  the
participant's   accumulated   payroll  deductions  as  of  the  date  of  death,
retirement, or other termination will be refunded.

     Administration

     The ESPP will be administered by the Compensation Committee, which has the power to interpret the ESPP and may adopt, amend, and rescind rules, not inconsistent with the provisions of the ESPP, that it deems advisable. The proceeds of the sale of Common Stock received under the ESPP will constitute general funds of the Company and may be used by the Company for any purpose.

     Amendment and Termination

     The Company will be able to amend the ESPP from time to time as it deems desirable in its sole discretion, except that approval of the stockholders of the Company will be required to the extent the amendment would increase the number of shares available for issuance or materially modify the eligibility conditions or materially increase the benefits available under the ESPP. The Company will be able to terminate the ESPP at any time.

     Authorized Shares

     The ESPP provides that 1,000,000 shares of the Company's Common Stock will be reserved for purchase under the plan. In case of a reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights, or other change in the capital structure of the Company, the Compensation Committee may make such adjustment as it deems appropriate in the number, kind and purchase price of shares of stock available for purchase under the ESPP.

Federal Income Tax Consequences

     If the shareholders of the Company approve the ESPP as described above, the ESPP and the right of participants to make purchases thereunder, should qualify for treatment under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended. Under these provisions no income will be taxable for United States federal income tax purposes to a participant until the shares purchased under the ESPP are sold or otherwise disposed of.

     Generally, if shares of Common Stock are issued to a participant under the ESPP, and if no disposition of such shares is made within two years of the first day of the participation period, then:

     o No income will be realized by the participant at the time of the transfer of the shares to such participant; and

     o When the participant sells or otherwise disposes of such shares (or dies holding the shares), there will be included in his or her gross income, as compensation, an amount equal to the lesser of (a) the amount by which the fair market value of the shares on the first day of the participation period exceeds the purchase price for the shares, or (b) the amount by which the fair market value at the time of disposition or death exceeds the purchase price for the shares.

     Any further gain will be treated for federal income tax purposes as long-term capital gain, provided that the employee holds the shares for the applicable long-term capital gain holding period after the last day of the participation period applicable to such shares.

     No deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of any right to purchase shares under the ESPP if there is no disposition of the shares within the two-year period referred to above. If there is a disposition of shares by a participant within such period, such participant will realize ordinary income in the year of disposition in an amount equal to the difference between the purchase price and the fair market value of the shares at the time of purchase, and the Company will generally be entitled to a deduction in the same amount. The amount of ordinary income realized by the participant may be subject to withholding for taxes. Any difference between the amount received by an employee upon such a disposition and the fair market value of the shares at the time of purchase will be capital gain or loss, as the case may be.

New Plan Benefits

     The benefits or amounts that will be received by or allocated to the participants under the ESPP, including the Named Executive Officers, are not determinable. If the ESPP had been in effect for 2003, the benefits or amounts that would have been received by or allocated to the participants under the Plan, including the Named Executive Officers, are also not determinable.

Shareholder Vote Required to Approve the ESPP

     The favorable vote of a majority of the shares present and voting is required for approval of the ESPP. Abstentions and broker non-votes are considered neither a vote "for" nor "against."

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL TWO TO APPROVE THE EMPLOYEE STOCK PURCHASE PLAN.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The principal independent public accounting firm utilized by the Company during fiscal 2003 was KPMG LLP, independent certified public accountants ("KPMG"). KPMG has served as our independent public accountants since June1997. The Company's principal public accounting firm for fiscal 2004 has not yet been selected because the Audit Committee is still in the process of reviewing KPMG's performance and is not prepared to make a recommendation. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

Principal Accountant Fees and Services

     The following table shows the fees for professional services provided by KPMG in the fiscal year ended December 31, 2003 for the audit of prior year financial statements in connection with our initial public offering and the audit of our annual financial statements for the fiscal year ended December 31, 2003, as well as fees billed by KPMG for other services rendered during that year:

                                                Aggregate Amount
                                                   Billed by
                                                   KPMG ($)
                                              -------------------
              Services Rendered                      2003
              -----------------                      ----

              Audit Fees(1)                        $733,735
              Audit-Related Fees(2)                  16,870
              Tax Fees(3)                            26,090
              All Other Fees(4)                           -

----------------------------------

     (1) Audit Fees represent fees billed for professional services rendered by the principal independent public accountant for the audit of our annual financial statements and review of financial statements included in our Registration Statement on Form S-1 and the prospectus included therein, amendments to our Registration Statement on Form S-1 and the prospectus included therein, Annual Report on Form 10-K, and other services that are normally provided by such accountant in connection with statutory or regulatory filings or engagements for that fiscal year.

     (2) Audit-Related Fees represent fees billed for assurance and related services by the principal independent public accountant that are reasonably related to the performance of the audit or review of financial statements. For fiscal 2003, Audit-Related Fees were comprised of fees for the performance of agreed upon procedures related to requirements under our credit facilities.

     (3) Tax Fees represent fees billed for professional services rendered by the principal independent accountant for tax compliance, tax advice, and tax planning. For fiscal 2003, Tax Fees were for tax planning and advice.

     (4) All Other Fees represent fees billed for products and services provided by the principal independent public accountant, other than Audit Fees, Audit-Related Fees, and Tax Fees. All Other Fees were zero for fiscal 2003.

     Since September 22, 2003, we have maintained a policy pursuant to which our Audit Committee pre-approves all audit, audit-related, tax, and other permissible non-audit services provided by our principal independent accountant in order to assure that the provision of such services is compatible with maintaining the accountant's independence. Under this policy, the Audit Committee pre-approves, on an annual basis, specific types or categories of engagements constituting audit, audit-related, tax, or other permissible non-audit services to be provided by the principal independent public accountant. Pre-approval of an engagement for a specific type or category of services generally is provided for up to one year and typically is subject to a budget comprised of a range of anticipated fee amounts for the engagement. Management and the independent public accountant are required to periodically report to the Audit Committee regarding the extent of services provided by the principal independent accountant in accordance with the annual pre-approval, and the fees for the services performed to date. To the extent that management believes that a new service or the expansion of a current service provided by the principal independent accountant is necessary or desirable, such new or expanded services are presented to the Audit Committee for its review and approval prior to the engagement of the principal independent accountant to render such services. No audit-related, tax, or other non-audit services were approved by the Audit Committee pursuant to the de minimus exception to the pre-approval requirement under Rule 2-01, paragraph
(c)(7)(i)(C), of Regulation S-X during the fiscal year ended December 31, 2003.


                              STOCKHOLDER PROPOSALS

     To be eligible for inclusion in the Company's proxy materials relating to the 2005 Annual Meeting of Stockholders, stockholder proposals intended to be presented at that meeting must be received in writing by the Company on or before December 25, 2004. The inclusion of any such stockholder proposals in such proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act, including Rule 14a-8.

     The Company must receive in writing any stockholder proposals intended to be considered at its 2005 Annual Meeting of Stockholders, but not included in the Company's proxy materials relating to that meeting, by March 9, 2005. Pursuant to Rule 14(a)-4(c)(1) under the Exchange Act, the proxy holders designated by an executed proxy in the form accompanying the Company's 2005 proxy statement will have discretionary authority to vote on any stockholder proposal that is considered at the Annual Meeting, but not received on or prior to the deadline described above.

     All stockholder proposals should be sent via certified mail, return receipt requested, and addressed to Jeff Hale, Senior Vice President and Chief Financial Officer, 15333 North Pima Road, Suite 230, Scottsdale, Arizona 85260.

     See "Corporate Governance - The Board of Directors and Its Committees - Committees of the Board of Directors - The Nominating Committee," above, for information regarding how stockholders can recommend director candidates for consideration by the Nominating Committee.

                                  OTHER MATTERS

     The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matters are properly brought before the Annual Meeting or any adjournment thereof, the proxy holders named in the accompanying for of proxy will have discretionary authority to vote proxies on such matters in accordance with the recommendations of the Board of Directors, or, if no recommendations are given, in accordance with their judgment, unless the person executing any such proxy indicates that such authority is withheld.

                                  Central Freight Lines, Inc.



                                  Robert V. Fasso
                                  Chief Executive Officer and President

                                  April 23, 2004

                                                                    Appendix A

                              AMENDED AND RESTATED
                         CHARTER OF THE AUDIT COMMITTEE
                                       OF
                             THE BOARD OF DIRECTORS
                                       OF
                           CENTRAL FREIGHT LINES, INC.

                                  March 4, 2004

                                    Recitals.

     On February 8, 1999, the Securities and Exchange Commission's Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees (the "Blue Ribbon Committee") issued a report containing recommendations for improving the effectiveness of corporate audit committees. The Blue Ribbon Committee directed its recommendations to the Securities and Exchange Commission (the "Commission"), the New York Stock Exchange (the "NYSE"), the American Stock Exchange (the "AMEX"), the National Association of Securities Dealers (the "NASD"), and the Auditing Standards Board (the "ASB") (collectively, the "Market Authorities"). In response to its recommendations, the Market Authorities adopted rules pertaining to corporate audit committees. In 2002, the United States Congress passed the Sarbanes-Oxley Act, which Act created additional requirements for audit committees of publicly traded companies and directed the Market Authorities to amend and supplement their rules with respect to such committees. The United States Congress, the Market Authorities, and any other regulatory bodies that from time to time may adopt rules pertaining to audit committees are hereinafter referred to as the "Regulatory Authorities."

     The Board of Directors (the "Board") of Central Freight Lines, a Nevada corporation (the "Company"), has adopted this Audit Committee Charter (the "Charter"). The Charter describes the duties and responsibilities of the Company's audit committee (the "Audit Committee") and grants the Audit Committee the authority necessary to perform its oversight responsibility.

                                    Charter.

     1. Purposes of Audit Committee. The purposes of the Audit Committee are (a) to oversee the accounting and financial reporting processes of the Company and the audits of the Company's financial statements, and (b) in connection therewith, to assist the Board in fulfilling its responsibility to ensure the fairness and accuracy of the Company's financial statements and to ensure the existence of appropriate internal financial controls, and the independence of the independent public accountants engaged to audit the Company's financial statements (the "external auditors"), and to render the reports required of the Audit Committee, and to allow the Company to make the disclosures required by related Commission regulations.

     2. Qualifications of Audit Committee. The Audit Committee shall consist of not less than three directors, each of whom meets the definition of an "independent director" specified by applicable law (including the Sarbanes-Oxley Act of 2002) and rules and regulations of Regulatory Authorities, or is subject to an available exemption from the requirement to meet such definition pursuant to rules and regulations of Regulatory Authorities. Each member of the Audit Committee shall be generally familiar with the general requirements of financial reporting and shall demonstrate all other qualifications required by law or any Regulatory Authority. At least one member of the Audit Committee shall in the judgment of the Board be an audit committee financial expert in accordance with the rules and regulations of the Commission.

     3. Duties and Authority of the Audit Committee. Subject to the second sentence of Paragraph 10, the Audit Committee will perform the following duties in the manner and priority the Audit Committee determines, in its discretion, to be appropriate under the circumstances:

     (a) Review the Company's earnings statements with management and with the Company's external auditors prior to the release of such statements to the public;

     (b) Assure that the Company's interim financial statements are reviewed by the Company's external auditors, as required by Commission rules, prior to the filing of such interim financial statements with the Commission as part of the Company's report on Form 10-Q;

     (c) Review and discuss the Company's audited financial statements with management, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K;

     (d) Review and discuss the Company's audited financial statements with the Company's external auditors and shall review those matters required to be discussed by Statement of Auditing Standards No. 61, as modified or supplemented from time to time;

     (e) Receive the written disclosures and the letter from the Company's external auditors required by the Independent Standards Board's Standard No. 1, as modified or supplemented, discuss with the external auditors their independence, and, as required by Commission rules, pre-approve all audit services and permitted non-audit services to be performed by the external auditor and establish policies and procedures for the engagement of the independent external auditor to provide permitted non-audit services;

     (f) Review annually the scope of the external auditors' work, including any non-auditing or consulting services;

     (g) Review with the Company's external auditors all adjustments made to the Company's audited financial statements, including a reconciliation of any adjustments made in the audited financial statements from the Company's quarterly interim financial statements;

     (h) Review with management and the Company's external auditors any significant financial reporting issues or judgments called for in connection with the preparation of the Company's financial statements, including the
adequacy  and  appropriateness  of  any  reserves,   policies  relating  to  the
recognition of revenue, the quality and appropriateness of the Company's accounting principles, and any other matters which, in its judgment, or the judgment of the Company's external auditors, could have a material impact on the Company's financial statements;

     (i) Meet with the Company's external auditors and with management to review and assess any material financial risk exposure to the Company and the steps management has or plans to take to monitor and control financial risk;

     (j) Review with the Company's external auditors and management the adequacy of the Company's internal financial controls and reporting systems;

     (k)  Confer  with  the  Company's   external   auditors   about  any  audit
requirements as specified in the Securities and Exchange Act of 1934 that may have come to the attention of the external auditors;

     (1) Review any major changes to the Company's auditing and accounting policies and practices suggested by the Company's external auditors or by management. (In undertaking the duties specified herein, in communications with the Company's external auditors, the Audit Committee will, in accordance with Statement of Auditing Standards No. 61, communicate with the external auditors with respect to (1) methods used to account for significant or unusual transactions; (2) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; (3) the process used by management in formulating particularly sensitive accounting estimates, and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and (4) disagreements with management, if any, over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the Company's financial statements);

     (m) Take responsibility for the appointment, compensation, retention, and oversight of the Company's external auditors, review the proposed scope and plan of the annual audit, and recommend their selection and engagement;

     (n) Review the external auditors' management letter and consider any comments made by the external auditors with respect to improvements in the internal accounting controls of the Company, consider any corrective action recommended by the external auditors, and review any corrective action taken by management;

     (o) Review and devote attention to any areas in which management and the Company's external auditors disagree and determine the reasons for such disagreement;

     (p) Review the performance of the external auditors and take direct responsibility for hiring and, if appropriate, replacing any external auditor failing to perform satisfactorily;

     (q) Review the performance of the Company's Chief Financial Officer;

     (r) Review any difficulties any external auditor may have encountered with respect to performance of an audit, including, without limitation, any restrictions placed upon the scope of the audit on access to information, or any changes in the proposed scope of the audit;

     (s) Provide, as part of the Company's proxy filed pursuant to Commission regulations, the report required by Commission regulations relating to proxies and cause a copy of that report to be included annually in the Company's proxy solicitation materials;

     (t) Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters;

     (u) Establish in accordance with law and the rules and regulations of Regulatory Authorities procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

     (v) Obtain the advice and assistance, as appropriate, of independent counsel and other advisors as necessary to fulfill the responsibilities of the Audit Committee;

     (w) Establish policies for the hiring of employees and former employees of the independent external auditor;

     (x) Review and approve in advance all transactions between the Company and its executive officers and directors;

     (y) Review and approve in advance all non-audit related work performed on behalf of the Company by the external auditor; and

     (z)   Periodically   review  the   adequacy   of  this   Charter  and  make
recommendations to the Board with respect to any changes in this Charter.

     4. Access to Information. In order to perform its obligations, the Audit Committee shall have unrestricted access to all relevant internal and external Company information and to any officer, director, or employee of the Company.

     5. Employee Access to Audit Committee. Any person employed by the Company and any of the Company's independent contractors will have access to the Audit Committee, pursuant to procedures adopted by the Audit Committee, to report any matter which such person believes would be of interest to the Audit Committee or of general concern to the Audit Committee or the Board. Contacting a member of the Audit Committee to report any irregularity, questionable activity, or other matter will not subject the person making the report to discipline.

     6. Frequency of Meetings.

     (a) The Audit Committee will meet each quarter prior to the release of the Company's earnings statements to review the earnings release. In addition, the Audit Committee will convene if a meeting is noticed by its Chairman, any member of the Audit Committee, any member of the Board, the Chief Financial Officer, or the Chief Executive Officer.

     (b) The Audit Committee, at least once a year, will meet privately with the Company's external and, if applicable, internal auditors, and no representative of the Company's management shall attend such meetings.

     7. Access to Legal Counsel and Advisors. The Audit Committee shall have full and free access to the Company's outside legal counsel, and if requested, to its own independent legal counsel and other advisors. The Company will pay for the cost of any such legal counsel and advisors.

     8. Meeting Procedures.

     (a) Members of the Audit Committee shall endeavor to attend all meetings of the Audit Committee. The Audit Committee may meet telephonically or in person and may take action upon the written consent of all members. A majority of the Audit Committee will constitute a quorum for all purposes.

     (b) Written minutes will be maintained for each meeting of the Audit Committee.

     9. Other Duties. The Audit Committee will perform such other duties as the Board may assign to it or as may be imposed by law or by rule or regulation of Regulatory Authorities.

     10. Limitation of Audit Committee Duties. The Audit Committee is not an investigative committee of the Board and shall have no investigative duties unless expressly assigned to the Audit Committee by the Board. The Audit Committee will exercise its business judgment in performing its duties under this Charter, including the duties outlined in Paragraph 3, and may emphasize and prioritize those duties and responsibilities set forth above which the Committee, in its discretion and judgment, believes are the most important, given the particular circumstances. It is not the duty of the Audit Committee to undertake the audit of the Company itself, to plan the audit, or to undertake any of the responsibilities of the Company's internal or external auditors. The Audit Committee is not required to follow the procedures required of auditors in performing reviews of interim financial statements or audited financial statements. In performing its functions, the Audit Committee may rely upon information provided to it by management, by the Company's internal and external auditors, or by legal counsel. This Charter imposes no duties on the Audit Committee or its members that are greater than those duties imposed by law upon a director of a Nevada corporation under Section 78.138 of the Nevada General Corporation Law. If any claim is asserted against the Audit Committee, any of its members or the Company by a stockholder or any other person, nothing in this Charter shall be construed to limit or restrict any defense or indemnification available to the Audit Committee, any of its members, or the Company.

                                                                    Appendix B


                           CENTRAL FREIGHT LINES, INC.

                        2004 EMPLOYEE STOCK PURCHASE PLAN

     The following constitute the provisions of the 2004 Employee Stock Purchase Plan of Central Freight Lines, Inc.

     1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2. Definitions.

     (a) "Board" means the Board of Directors of the Company.

     (b) "Code" means the Internal Revenue Code of 1986, as amended.

     (c) "Common Stock" means the Common Stock of the Company.

     (d) "Company" means Central Freight Lines, Inc., a Nevada corporation.

     (e) "Compensation" means total cash compensation received by an Employee from the Company or a Designated Subsidiary. By way of illustration, but not limitation, Compensation includes regular compensation such as salary, wages, overtime, shift differentials, bonuses, commissions and incentive compensation, but excludes relocation, expense reimbursements, tuition or other reimbursements and income realized as a result of participation in any stock option, stock purchase, or similar plan of the Company or any Designated Subsidiary.

     (f) "Continuous Status as an Employee" means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company and its Designated Subsidiaries.

     (g) "Contributions" means all amounts credited to the account of a participant pursuant to the Plan.

     (h) "Corporate Transaction" means a sale of all or substantially all of the Company's assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation.

     (i) "Designated Subsidiaries" means the Subsidiaries that have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan; provided however that the Board shall only have the discretion to designate Subsidiaries if the issuance of options to such Subsidiary's

Employees pursuant to the Plan would not cause the Company to incur adverse accounting charges.

     (j) "Employee" means any person, including an Officer, who is an Employee of the Company for tax purposes and who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries.

     (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (l) "Offering Date" means the first business day of each Offering Period of the Plan, except that in the case of an individual who becomes an eligible Employee after the first business day of an Offering Period but prior to the first business day of the fourth calendar month within such Offering Period, the term "Offering Date" means the first business day of such fourth calendar month coinciding with or next succeeding the day on which that individual becomes an eligible Employee.

     Options granted after the first business day of an Offering Period will be subject to the same terms and conditions as the options granted on the first business day of such Offering Period except that they will have a different grant date (and thus, potentially, a different Purchase Price) and, because they expire at the same time as the options granted on the first business day of such Offering Period, a shorter term.

     (m) "Offering Period" means a period of six (6) months commencing on June 1 and December 1 of each year.

     (n) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (o) "Plan" means this 2004 Employee Stock Purchase Plan.

     (p) "Purchase Date" means the last day of each Offering Period of the Plan.

     (q) "Purchase Price" means with respect to an Offering Period an amount equal to 90% of the Fair Market Value (as defined in Section 7(b) below) of a Share of Common Stock on the Offering Date or on the Purchase Date, whichever is lower; provided, however, that in the event (i) of any stockholder-approved increase in the number of Shares available for issuance under the Plan, and (ii) all or a portion of such additional Shares are to be issued with respect to the Offering Period that is underway at the time of such increase ("Additional Shares"), and (iii) the Fair Market Value of a Share of Common Stock on the date of such increase (the "Approval Date Fair Market Value") is higher than the Fair Market Value on the Offering Date for any such Offering Period, then in such instance the Purchase Price with respect to Additional Shares shall be 90% of the Approval Date Fair Market Value or the Fair Market Value of a Share of Common Stock on the Purchase Date, whichever is lower.

     (s) "Share" means a share of Common Stock,  as adjusted in accordance  with
Section 19 of the Plan.

     (t) "Subsidiary" means a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

     3. Eligibility.

     (a) Any person who is an Employee as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of

Section 5(a) and the limitations imposed by Section 423(b) of the Code.

     (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds Twenty-Five Thousand Dollars ($25,000) of the Fair Market Value (as defined in Section 7(b) below) of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     4. Offering Periods. The Plan shall be implemented by a series of Offering Periods of six (6) months' duration, with new Offering Periods commencing on or about June 1 and December 1 of each year (or at such other time or times as may be determined by the Board of Directors). The first Offering Period shall commence on June 1, 2004 and continue until December 31, 2004. The Plan shall continue until terminated in accordance with Section 19 hereof. The Board of Directors of the Company shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected.

     5. Participation.

     (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement and any other required documents ("Enrollment Documents") provided by the Company and submitting them to the Company's Human Resources Department or the a stock brokerage or other financial services firm designated by the Company ("Designated Broker") prior to the applicable Offering Date, unless a later time for submission of the Enrollment Documents is set by the Board for all eligible Employees with respect to a given Offering Period. The Enrollment Documents and their submission may be electronic, as directed by the Company. The Enrollment Documents shall set forth the percentage of the participant's Compensation (subject to Section 6(a) below) to be paid as Contributions pursuant to the Plan.

     (b) Payroll deductions shall commence on the first full payroll following the Offering Date and shall end on the last payroll paid on or prior to the Purchase Date of the Offering Period to which the Enrollment Documents are applicable, unless sooner terminated by the participant as provided in Section 10.

     6. Method of Payment of Contributions.

     (a) A participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) and not more than fifteen percent (15%) (or such greater percentage as the Board may establish from time to time before an Offering Date) of such participant's Compensation on each payday during the Offering Period. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

     (b) A participant may discontinue his or her participation in the Plan as provided in Section 10, or, on one occasion only during an Offering Period may increase or decrease the rate of his or her Contributions with respect to the Offering Period by completing and filing with the Company new Enrollment Documents authorizing a change in the payroll deduction rate. The change in rate shall be effective as of the beginning of the next payroll period following the date of filing of the new Enrollment Documents, if the documents are completed at least five (5) business days prior to such date and, if not, as of the beginning of the next succeeding payroll period.

     (c) Notwithstanding  the foregoing,  to the extent necessary to comply with
Section 423(b)(8) of the Code and Section 3(b) herein, a participant's payroll deductions may be decreased during any Offering Period scheduled to end during the current calendar year to 0%. Payroll deductions shall re-commence at the rate provided in such participant's Enrollment Documents at the beginning of the first Offering Period that is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

     7. Grant of Option.

     (a) On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Purchase Date a number of Shares of the Company's Common Stock determined by dividing such Employee's Contributions accumulated prior to such Purchase Date and retained in the participant's account as of the Purchase Date by the applicable Purchase Price; provided however that the maximum number of Shares an Employee may purchase during each Offering Period shall be 2,500 Shares (subject to any adjustment pursuant to Section 18 below), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12.

     (b) The fair market value of the Company's Common Stock on a given date (the "Fair Market Value") shall be determined by the Board in its discretion based on the closing sales price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by the National Association of Securities Dealers Automated Quotation (Nasdaq) National Market or, if such price is not reported, the mean of the bid and asked prices per share of the Common Stock as reported by Nasdaq or, in the event the Common Stock is listed on a stock exchange, the Fair Market Value per share shall be the closing sales price on such exchange on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal.

     8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of Shares will be exercised automatically on each Purchase Date of an Offering Period, and the maximum number of Shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account. Fractional Shares shall be issued, as necessary. The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Purchase Date. During his or her lifetime, a participant's option to purchase Shares hereunder is exercisable only by him or her.

     9. Delivery. As promptly as practicable after a Purchase Date, the number of Shares purchased by each participant upon exercise of his or her option shall be deposited into an account established in the participant's name with the Designated Broker. Any payroll deductions accumulated in a participant's account that are not applied toward the purchase of Shares on a Purchase Date due to limitations imposed by the Plan shall be returned to the participant.

     10. Voluntary Withdrawal; Termination of Employment.

     (a) A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to a Purchase Date by submitting a completed "Notice of Withdrawal" form to the Company's Human Resources Department or electronically completing the required documentation provided by the Company through the Designated Broker, as directed by the Company's Human Resources Department. All of the participant's Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of Shares will be made during the Offering Period.

     (b) Upon termination of the participant's Continuous Status as an Employee prior to the Purchase Date of an Offering Period for any reason, whether voluntary or involuntary, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.

     (c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Offering Period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

     (d) A participant's withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan that may hereafter be adopted by the Company.

     11.  Interest.   No  interest  shall  accrue  on  the  Contributions  of  a participant in the Plan.

     12. Stock.

     (a) Subject to adjustment as provided in Section 18, the maximum number of Shares that shall be made available for sale under the Plan shall be 1,000,000 Shares. If the Board determines that, on a given Purchase Date, the number of shares with respect to which options are to be exercised may exceed (1) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (2) the number of shares available for sale under the Plan on such Purchase Date, the Board may in its sole discretion provide (x) that the Company shall make a pro rata allocation of the Shares of Common Stock available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and continue the Plan as then in effect, or (y) that the Company shall make a pro rata allocation of the Shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and terminate the Plan pursuant to Section 19 below. The Company may make a pro rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company's stockholders subsequent to such Offering Date.

     (b) The participant shall have no interest or voting right in Shares covered by his or her option until such option has been exercised.

     (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

     13. Administration. The Board, or a committee named by the Board, shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the

Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

     14. Designation of Beneficiary.

     (a) A participant may designate a beneficiary who is to receive any Shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering Period but prior to delivery to him or her of such Shares and cash. In addition, a participant may designate a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Purchase Date of an Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. Beneficiary designations under this Section 14(a) shall be made as directed by the Human Resources Department of the Company, which may require electronic submission of the required documentation with the Designated Broker.

     (b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by submission of the required notice, which required notice may be electronic. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     15. Transferability. Neither Contributions credited to a participant's account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

     16. Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

     17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be provided to participating Employees by the Company or the Designated Broker at least annually, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

     18. Adjustments Upon Changes in Capitalization; Corporate Transactions.

     (a) Adjustment. Subject to any required action by the stockholders of the Company, the number of Shares covered by each option under the Plan that has not yet been exercised, the number of Shares that have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), the maximum number of Shares of Common Stock that may be purchased by a participant in an Offering Period, the number of Shares of Common Stock set forth in Section 12(a)(i) above, and the price per Share of Common Stock covered by each option under the Plan that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any such change in the number of Shares of Common Stock effected in connection with a change in domicile of the

Company), or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

     (b) Corporate Transactions. In the event of a dissolution or liquidation of the Company, any Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. In the event of a Corporate Transaction, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or Subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, each Offering Period then in progress shall be shortened and a new Purchase Date shall be set (the "New Purchase Date"), as of which date any Offering Period then in progress will terminate. The New Purchase Date shall be on or before the date of consummation of the transaction and the Board shall notify each participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this Section 18, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of Shares of Common Stock covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Section 18); provided however that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the transaction.

     The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of Shares of its outstanding Common Stock, and in the event of the Company's being consolidated with or merged into any other corporation.

     19. Amendment or Termination.

     (a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination of the Plan may affect options previously granted, provided that the Plan or an Offering Period may be terminated by the Board on a Purchase Date or by the Board's setting a new Purchase Date with respect to an Offering Period then in progress if the Board determines that termination of the Plan and/or the Offering Period is in the best interests of the Company and the stockholders or if continuation of the Plan and/or the Offering Period would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan. Except as provided in Section 18 and in this Section 19, no amendment to the Plan shall make any change in any option previously granted that adversely affects the rights of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act, or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

     (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable that are consistent with the Plan.

     20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     22. Term of Plan; Effective Date. The Plan shall become effective upon approval by the Company's stockholders. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19.

     23. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of Shares by, persons subject to
Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

                                      PROXY
                           CENTRAL FREIGHT LINES, INC.
              PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 19, 2004
          Solicited on Behalf of the Board of Directors of the Company

     The undersigned holder(s) of Common Stock of Central Freight Lines, Inc., a Nevada corporation (the "Company"), hereby appoint(s) Robert V. Fasso and Jeffrey A. Hale, and each or either of them, attorneys and proxies of the undersigned, with full power of substitution, to vote all of the Common Stock that the undersigned is (are) entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Hilton Phoenix Airport, 2435 South 47th Street, Phoenix, Arizona 85034. , at 1:00 p.m., Phoenix Time, and at any adjournment thereof, as follows:

1. Election of Directors  [ ] FOR all nominees listed below                [ ] WITHHOLD AUTHORITY to
                              (except as marked to the contrary below)         vote for all nominees listed below

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name below.

                           Robert V. Fasso           Jerry Moyes                Duane W. Acklie
                           John Breslow              Porter J. Hall             Gordan W. Winburne

2. Approval of the proposal to adopt the Company's 2004 Employee Stock Purchase Plan.

                   [ ] FOR                   [ ] AGAINST                    [ ] ABSTAIN

3. In their  discretion,  the attorneys  and proxies are  authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

                     [ ] GRANT AUTHORITY to vote          [ ] WITHHOLD AUTHORITY to vote


                                             (Continued and to be signed on reverse side)



                                                   (Continued from the other side)

     A vote FOR Proposals 1 and 2, and granting the proxies discretionary authority, is recommended by the Board of Directors of the
Company. When properly executed, this proxy will be voted in the manner directed by the undersigned stockholder(s).  If no direction is given,  the proxy will be voted "For"  Proposals 1 and 2, and, at the discretion of the proxy holder,  upon such other matters as may properly come before the meeting or any adjournment thereof.  Proxies marked "Abstain" and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

     The undersigned  acknowledges  receipt of the Notice and Proxy  Statement for the 2004 Annual Meeting of  Stockholders  and the
Annual Report to Stockholders for the fiscal year ended December 31, 2003.

                                                                     Dated __________________________________, 2004

                                                                     ____________________________________________________

                                                                     ____________________________________________________
                                                                                           Signature(s)

                                                                     Please date and sign exactly as name(s) appear(s) on your
                                                                     Common Stock certificate(s). If shares are held jointly, each owner should sign this proxy. If acting as an executor,
                                                                     administrator, trustee, custodian, guardian, etc., you should so indicate in signing. If the stockholder is a corporation or other business entity, the proxy should indicate the full
                                                                     legal name of the corporation or entity, and be signed by a duly authorized officer (indicating his or her position).
